UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 9, 2024

Cencora, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-16671	23-3079390
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1 West First Avenue Conshohocken, PA		19428-1800
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(610) 727-7000

__________________________________________

Former name or former address, if changed since last report

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock	COR	New York Stock Exchange (NYSE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01. Entry into a Material Definitive Agreement.

Amendment and Restatement of Revolving Credit Facility

On October 9, 2024, Cencora, Inc. (the “Company”) and its subsidiaries BP Pharmaceuticals Laboratories Unlimited Company, Centaur Services Limited and Innomar Strategies Inc. entered into an Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”) to amend and restate the Amended and Restated Credit Agreement, dated as of October 6, 2023, among the Company, the borrowing subsidiaries party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, pursuant to which the Company and such subsidiaries obtained a senior unsecured multi-currency revolving credit facility (the “Revolving Credit Facility”).

The Revolving Credit Facility was amended and restated to, among other things, (i) extend the maturity date of the facility to October 9, 2029, (ii) reduce the applicable rate for the facility fees owed to each Lender, and (iii) replace the Canadian Dealer Offered Rate as the applicable reference rate with respect to loans denominated in Canadian Dollars with the Canadian Overnight Repo Rate Average (“CORRA”), and otherwise conform the facility to accommodate CORRA as the reference rate for loans denominated in Canadian Dollars.

Interest on borrowings under the Revolving Credit Facility accrue at specified rates based on the Company’s public debt ratings by Standard & Poor’s Ratings Services, Moody’s Investors Service, Inc. and Fitch, Inc., and pursuant to the Amended and Restated Credit Agreement, ranges from 80.5 basis points to 122.5 basis points over Term SOFR, Term CORRA, EURIBO Rate, and the RFR, as applicable, and 0 basis points to 22.5 basis points over the alternate base rate and Canadian prime rate, as applicable, in each case, as determined in accordance with the provisions of the Revolving Credit Facility. The Company has agreed to pay facility fees to maintain the availability under the Revolving Credit Facility at specified rates based on its public debt ratings, ranging from 7 basis points to 15 basis points, annually, of the total commitments of the lenders thereunder. The Company has the right to prepay borrowings under the Revolving Credit Facility at any time, in whole or in part and without premium or penalty (other than, if applicable, any breakage costs), provided that the amount of any such prepayment meets certain minimum thresholds. The Company may also choose to reduce its commitments under the Revolving Credit Facility at any time. The Revolving Credit Facility contains affirmative and negative covenants and includes limitations on indebtedness of subsidiaries, liens, fundamental changes, asset sales and leverage. The Company may obtain letters of credit under the Revolving Credit Facility up to a maximum amount of US $100 million. The amount of the Company’s outstanding letters of credit reduces availability under the Revolving Credit Facility. The Company may use the funds provided under the Revolving Credit Facility for general corporate purposes of the Company and its subsidiaries. The Revolving Credit Facility contains certain representations, warranties and events of default (which are, in some cases, subject to certain exceptions, thresholds and grace periods) including, but not limited to, non-payment of principal and interest, failure to perform or observe covenants, breaches of representations and warranties and certain bankruptcy-related events.

The foregoing description of the changes made to the Revolving Credit Facility does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Certain of the lenders under the Revolving Credit Facility and their affiliates have various relationships with the Company and have in the past provided, and may in the future provide, investment banking, commercial banking, derivative transactions and financial advisory services to the Company and its affiliates in the ordinary course of business for which they have received and may continue to receive fees and commissions. In particular, J.P. Morgan Securities LLC, an affiliate of JPMorgan Chase Bank, N.A., BofA Securities, Inc., an affiliate of Bank of America, N.A., Wells Fargo Securities, LLC, an affiliate of Wells Fargo Bank, N.A., Morgan Stanley & Co. LLC, an affiliate of Morgan Stanley Bank, N.A., Citigroup Global Markets Inc., an affiliate of Citibank, N.A., and BNP Paribas Securities Corp., an affiliate of BNP Paribas, have served as joint book-running managers, and certain affiliates of the other lenders have served as underwriters, in connection with past senior note offerings by the Company, and such affiliates may serve similar roles in future securities offerings by the Company.

Amendment of Securitization Facility

On October 9, 2024, subsidiaries of Cencora, Inc. (the “Company”) entered into a Twenty-First Amendment to Amended and Restated Receivables Purchase Agreement (the “Receivables Amendment”), among Amerisource Receivables Financial Corporation (“ARFC”), as seller, AmerisourceBergen Drug Corporation (“ABDC”), as servicer, the Purchaser Agents and Purchasers party thereto, and MUFG Bank, Ltd., as administrator.

The Receivables Amendment extended the term of the trade receivables securitization facility until October 8, 2027.

The securitization facility is available to provide additional liquidity and funding for the ongoing business needs of the Company and its subsidiaries. Availability under the securitization facility is based on the accounts receivables originated by ABDC and ASD Specialty Healthcare, LLC (“ASD”) from the sale of pharmaceuticals and other related products and services. Pursuant to the securitization facility, ABDC and ASD sell their accounts receivable to ARFC. ARFC may sell interests in the accounts receivables purchased from ABDC and ASD to the various purchaser groups party to the securitization facility, paying program fees on the amount of receivables interests purchased under the facility. The securitization facility has a base limit of US $1,450 million, with an option to increase the commitments of the participating banks, subject to their approval, by an additional US $250 million for seasonal needs during the first and fourth quarters. The Company serves as the performance guarantor of ASD’s obligations, as originator, and ABDC’s obligations, as originator and servicer, under the securitization facility.

The foregoing description of the Receivables Amendment does not purport to be complete and is qualified in its entirety by reference to the Receivables Amendment, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Credit Agreement, dated as of October 9, 2024, among Cencora, Inc., the borrowing subsidiaries party thereto, the lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.
10.2	Twenty-First Amendment to Amended and Restated Receivables Purchase Agreement, dated as of October 9, 2024, among Amerisource Receivables Financial Corporation, as seller, AmerisourceBergen Drug Corporation, as servicer, the Purchaser Agents and Purchasers party thereto, and MUFG Bank, Ltd., as administrator
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENCORA, INC.

October 15, 2024	By:	/s/ James F. Cleary
	Name:	James F. Cleary
	Title:	Executive Vice President & Chief Financial Officer